UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2009

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-12561	95-3819300
(Commission File Number)	(IRS Employer Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071

(Address of principal executive offices and zip code)

+86-10-63850516

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 17, 2009, the Chief Financial Officer of China Solar & Clean Energy Solutions, Inc. (the “Company”), Yihai Yang, resigned as Chief Financial Officer and director of the Company.   There were no disagreements between Mr. Yang and the Company on any matter relating to the Company’s operations, policies or practices, that resulted in his resignation as Chief Financial Officer of the Company.

The Board of Directors of  the Company appointed Ms. Jing Chen to serve as the Chief Financial Officer of the Company effective on March 18, 2009.  Ms. Chen has no family relationships with any of the executive officers or directors of the Company.  There were no arrangements or understandings between Ms. Chen and any other person pursuant to which she was selected as Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Ms. Chen had, or will have, a direct or indirect material interest.

Ms. Chen, who is 43 years old, has a broad range of experience as chief financial officer of U.S. public companies. She was Chief Financial Officer of China Valves Technology, Inc. (OTCBB: CVVT.OB), a China-based manufacturer of high-quality metal valves, from October 7, 2008 to February 2009.  From December 2007 to October 2008, Ms. Chen was the Chief Financial Officer of Origin Agritech Inc. (NasdaqGS: SEED), crop seed company based in China  Prior to that, Ms. Chen was Senior Director of Finance of iKang Healthcare Inc. from December 2006 to November 2007.  From August 2001 to November 2006, Ms. Chen was the Director of Finance of Elong Inc. (NasdaqGM: LONG), a leading online travel company in China. Ms. Chen holds a Doctor of Business Administration from Victoria University, Switzerland and a MBA from City University. Ms. Chen is also a member of CPA Australia.

Ms. Chen entered into a five year agreement with the Company for an annual salary of RMB650,000.00.  Ms. Chen was also granted an option to purchase 100,000 shares of the Company’s common stock which vests over a three-year period.

Item 7.01 Regulation FD Disclosure

On March 19, 2009, the Company issued a press release relating to the resignation of Mr. Yang as Chief Financial Officer and director and the hiring of Ms. Chen as Chief Financial Officer. A copy of that release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.                                Description

99.1           Press Release dated March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

	By:	/s/ Deli Du
Name: Deli Du
Title: Chief Executive Officer and President
Dated: March 19, 2009

Exhibit No.                                Description

99.1           Press Release dated March 19, 2009.